Exhibit 10.04

                                                                  March 28, 2002
Burke Ferrari
Hybrid Networks, Inc.
6409 Guadalupe Mines Road
San Jose, CA  95120

Dear Burke,

This Letter Agreement will confirm that in connection with and in consideration of your continued employment with Hybrid Networks, Inc. ("Hybrid") Hybrid and you agree as follows:

1. At Hybrid's request you will remain employed by Hybrid for up to sixty (60) days following the date hereof, or, until such time that Hybrid is no longer able to pay you your regular base salary (the "Retention Period") provided that Hybrid continues to pay your current base salary at its regular periodic payroll dates;

2. You will receive a Severance Payment of $6,041.50, (the "Severance Payment"), which is equal to two weeks of your regular base salary;

3. You will receive a Retention Bonus of $12,083.00, (the "Retention Bonus") which is equal to four weeks of your regular salary, payable upon Hybrid's receipt of a signed copy of a release and a signed copy of this Letter Agreement. The Retention Bonus will be returned by you to the Company if you voluntarily terminate your employment with the Company before the expiration of the Retention Period; and

Please acknowledge your acceptance of this Letter Agreement by signing below and returning this letter to me as soon as possible.

If you  have  any  questions  concerning  this  offer,  please  call me at (408)
323-6291.

Sincerely,


Michael D. Greenbaum
President and CEO


I have reviewed the above Letter Agreement and understand and agree to the terms under which I will continue to be employed with Hybrid Networks, Inc.


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